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                    PHELPS DODGE CORPORATION AND SUBSIDIARIES

                                   Exhibit 11

COMPUTATION OF PER SHARE EARNINGS
(Unaudited; dollars in millions except per share data)

                                                                                      For the Years ended
                                                                                          December 31,
                                                                          ------------------------------------------
                                                                            2002               2001             2000
                                                                          ---------          ---------        --------
                                                                                                   As Restated*
                                                                                                   ------------
Net Income (loss) before extraordinary item and cumulative
      effect of accounting change ..............................          $  (288.6)          (329.5)           56.3
Extraordinary loss on early extinguishment of debt .............              (26.6)               -               -
Cumulative effect of accounting change(1) .....................               (22.9)            (2.0)              -
                                                                          ---------           ------            ----
Net income (loss) ..............................................          $  (338.1)          (331.5)           56.3
Preferred stock dividends ......................................               (9.1)               -               -
                                                                          ---------           ------            ----
Net income (loss) applicable to common shares ..................          $  (347.2)          (331.5)           56.3
                                                                          =========           ======            ====

Basic:
      Average number of common shares outstanding ..............               84.1             78.5            78.4

Diluted:
      Average number of common shares outstanding ..............               84.1             78.5            78.4
      Common stock equivalents - stock options..................                  -                -             0.1
      Common stock equivalents - restricted stock...............                0.3              0.2             0.3
      Conversion of mandatory convertible preferred stock ......                2.8                -               -
                                                                          ---------           ------            ----
      Diluted average number of common shares outstanding(2) ..                87.2             78.7            78.8

Basic earnings (loss) per share:

      Loss before extraordinary loss and cumulative
        effect of accounting change ............................          $   (3.54)           (4.19)           0.72
            Extraordinary loss on early extinguishment of debt..              (0.32)               -               -
            Cumulative effect of accounting change(1)........                 (0.27)           (0.03)              -
                                                                          ---------           ------            ----
      Basic earnings (loss) per share ..........................          $   (4.13)           (4.22)           0.72

Diluted earnings (loss) per share:

      Net income (loss) before extraordinary loss and cumulative
        effect of accounting change ............................          $   (3.54)           (4.19)           0.72
           Extraordinary loss on early extinguishment of debt ..              (0.32)               -               -
           Cumulative effect of accounting change (1) ..........              (0.27)           (0.03)              -
                                                                          ---------           ------            ----
      Diluted earnings (loss) per share(2) ....................           $   (4.13)           (4.22)           0.72

* Refer to Note 22, Restatement to Consolidated Financial Statements, to the Consolidated Financial Statements of this Form 10-K.

(1) The year ended December 31, 2002, included adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," and the year ended December 31, 2001, included adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," (as amended by SFAS No. 137) and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities."

(2) Diluted earnings (loss) per share was anti-dilutive for the years ended December 31, 2002 and 2001. Therefore, diluted earnings (loss) per share for these periods is based on basic average number of shares outstanding.